                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                                              June 1, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Re:  NYFIX, Inc. Registration Statement on Form S-8
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Ladies and Gentlemen:

            We have acted as counsel for NYFIX, Inc., a New York corporation
(the "Company"), in connection with the preparation and filing of a Registration
Statement on Form S-8 (the "Registration Statement") with the Securities and
Exchange Commission, with respect to the registration under the Securities Act of 1933, as amended, of an aggregate of 1,000,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), to be issued pursuant to the Company's Amended and Restated 1991 Incentive and Nonqualified
Stock Option Plan (the "Plan").

            We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws of the Company, as amended, the Plan, the documents to be sent or given to participants in the Plan, the Registration Statement and such other documents and certificates as we have deemed appropriate as the basis for the opinion hereinafter expressed. We have also relied upon representations and statements of officers and representatives of the Company. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

            Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Plan, will be duly and validly issued, fully paid and non-assessable.

            We are members of the Bar of the State of New York. This opinion is limited to the Federal laws of the United States and the laws of the State of
New York.

            We advise you that certain partners of Olshan Grundman Frome
Rosenzweig & Wolosky LLP own shares of Common Stock of the Company.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption
"Legal Matters" in the Registration Statement. We are delivering this opinion to the Company, and no person other than the Company may rely on it.

                                Very truly yours,

                            /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP
                            Olshan Grundman Frome Rosenzweig & Wolosky LLP